Exhibit 28(j)(2)
CONSENT OF WILLKIE FARR & GALLAGHER LLP
We hereby consent to the reference to our Firm in the Statement of Additional Information of Anchor Series Trust (the “Registrant”) under the heading “Independent Registered Public Accounting Firm and Legal Counsel,” included as part of Post-Effective Amendment No. 48 to the Registrant’s Registration Statement on Form N-1A (File No. 2-86188, 811-3836).

/s/ Willkie Farr & Gallagher LLP

Washington, D.C.

April 13, 2010